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                                                                    EXHIBIT 11.2

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (unaudited)

                                                For the Nine Months Ended March 31, 1996
                                                ----------------------------------------        Primary        Fully Diluted
                                                                   Days                        Weighted          Weighted
                                                                   Out-                         Average           Average
                                           Outstanding            stand-                        Shares            Shares
                                       From            To          ing         Shares         Outstanding       Outstanding
                                       ----            --          ---         ------         -----------       -----------
Beginning shares                   07/01/95       3/31/96          275           5,257,875     5,257,875        5,257,875

Dilutive effect of common
  stock equivalents:

At average price per share         07/01/95       3/31/96          275           1,000,000       304,026          304,026

At closing price per share                                                                           n/a              n/a

Exercise of employee stock
 options                           08/21/95       3/31/96          223               1,500         1,216            1,216

Exercise of employee stock
 options                           09/19/95       3/31/96          194              20,500        14,462           14,462

Exercise of employee stock
 options                           11/09/95       3/31/96          143              15,000         7,800            7,800

Exercise of employee stock
 options                           11/10/95       3/31/96          142               2,500         1,291            1,291

Exercise of employee stock
 options                            3/25/96       3/31/96            6               1,000            22               22
                                                                                              ----------       ----------

Ending shares                                                                                  5,586,692        5,586,692
                                                                                              ==========       ==========

Net Earnings                                                                                  $2,329,688       $2,329,688
                                                                                              ==========       ==========

Net Earnings Per Share                                                                        $      .42       $      .42
                                                                                              ==========       ==========


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